EXHIBIT 99.1

Jacksonville Bancorp, Inc. and Atlantic BancGroup, Inc. Announce Merger Agreement

JACKSONVILLE, Fla., May 10 /PRNewswire – First Call/ -- Jacksonville Bancorp, Inc. (Nasdaq: JAXB) ("JAXB"), the bank holding company for The Jacksonville Bank, and Atlantic BancGroup, Inc. (Nasdaq: ATBC) ("ATBC"), the bank holding company for Oceanside Bank, today announced the signing of a definitive merger agreement providing for the merger of ATBC into JAXB.  The merger agreement also contemplates the consolidation of Oceanside Bank into The Jacksonville Bank.  Additionally, JAXB announced the signing of a stock purchase agreement with four private investors led by CapGen Capital Group IV LP ("CapGen") providing for $30 million in new capital through the sale of newly issued shares of JAXB common stock subject to completion of the mergers.  The transactions have been approved by the Boards of Directors of each company and are subject to regulatory approval, shareholders' approvals, and other customary conditions.  JAXB and ATBC expect to close the transaction in late third quarter of 2010.

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Gilbert J. Pomar, III, President and CEO of The Jacksonville Bank, and Barry Chandler, President and CEO of Oceanside Bank, jointly announced the agreement.  "The acquisition of Oceanside Bank is consistent with our strategy to expand our presence and way of banking throughout the city," said Mr. Pomar.  "The $30 million in new capital will not only give us a powerful balance sheet in a challenging economy, but also the ability to grow and serve new customers as the markets improve.  Oceanside is a perfect partner for the future because we share the same values."

Mr. Chandler stated, "We are excited about joining forces with The Jacksonville Bank.  We believe that a well-capitalized local bank run by local people will offer our customers and our shareholders the most benefit in the long run.  This is truly a unique opportunity. I'm thrilled to be a part of the new team."

Under the terms of the merger agreement, ATBC shareholders will receive 0.2 shares of JAXB common stock for each share of ATBC common stock.  Additionally, ATBC shareholders may receive cash of up to approximately $0.65 per share, subject to the qualifying sale of certain ATBC assets.  A total of approximately 250,000 shares of JAXB common stock is expected to be issued to ATBC shareholders.

Under the terms of the stock purchase agreement, JAXB will issue approximately 3 million shares of its common stock at a price of $10.00 per share.  The largest investment is coming from CapGen, which has agreed to purchase approximately $20 million.  John Sullivan of CapGen will become a new director of the combined company pending the closing of the transactions, joining CapGen principal John Rose, who is a current JAXB director.

Mr. Pomar will become President and CEO of the combined banks, and Mr. Chandler will become City President of the Beaches.  Additionally, JAXB announced that Price W. Schwenck has joined the management team as CEO and will assist with the assimilation of the two organizations.  Mr. Schwenck, the former Regional President of First Union National for North Florida, has been Chairman of The Jacksonville Bank since it commenced business in May 1999. It is anticipated that Don Glisson, Jr., the current Chairman of ATBC, will join the Board of Directors of the combined company upon completion of the transactions.

At March 31, 2010, JAXB had total assets of approximately $452 million and shareholders' equity of approximately $26.2 million.  Founded in 1999, it serves its customers through five offices located in the greater Jacksonville area.  At March 31, 2010, ATBC had total assets of approximately $286 million and shareholders' equity of approximately $9.3 million.  Founded in 1997, it serves its customers through four offices located in eastern Jacksonville and the Jacksonville Beaches.  Upon completion of the merger, the combined company will have approximately $760 million in assets and approximately $60 million in equity.

The merger is subject to approval by ATBC's shareholders.  The sale of the JAXB common stock and other aspects of the transaction are subject to approval by JAXB shareholders and to regulatory approvals.  JAXB will file a registration statement, including a proxy statement and prospectus and other relevant documents concerning the proposed transaction with the SEC.

Shareholders of ATBC and JAXB are urged to read the registration statement and the proxy statement and prospectus regarding the proposed transaction when it becomes available and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because these will contain important information. Shareholders of ATBC and JAXB will be able to obtain a free copy of the proxy statement and prospectus, other SEC filings that will be incorporated by reference into the proxy statement and prospectus, as well as other filings containing information about JAXB and ATBC at the SEC's Internet site (http://www.sec.gov). Shareholders of ATBC and JAXB will also be able to obtain these documents, free of charge, at www.jaxbank.com and www.oceansidebank.com.

JAXB and ATBC, and their respective directors and executive officers, may be deemed to be participants in the solicitation of proxies from their shareholders in connection with the approvals sought for the transactions described herein.  Information about the directors and executive officers of JAXB and their ownership of JAXB common stock is set forth in the proxy statement, dated March 29, 2010, for JAXB's 2010 annual meeting of shareholders, as filed with the SEC. Information about the directors and executive officers of ATBC and their ownership of ATBC common stock is set forth in ATBC's annual report on Form 10-K for the year ended December 31, 2009, as filed with the SEC.

Additional information regarding the interests of those participants and other persons who may be deemed participants in the proxy solicitation may be obtained by reading the proxy statement and prospectus regarding the proposed transactions when it becomes available. Shareholders of ATBC and JAXB may obtain free copies of these documents as described above.

CAUTIONARY NOTICE REGARDING FORWARD LOOKING STATEMENTS

The information presented above may contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, (i) statements about the expected benefits of the merger between JAXB and ATBC, including future financial and operating results, cost savings, enhanced revenues, the expected market position of the combined company, and the accretion or dilution to reported earnings and to cash earnings that may be realized from the transaction; (ii) statements about JAXB's and ATBC's plans, objectives, expectations and intentions and other statements that are not historical facts, including the expected closing date of the transactions; and (iii) other statements identified by words such as "will," "expect," "may," "believe," "propose," "anticipated," and similar words.

Forward-looking statements, which are statements with respect to our beliefs, plans, objectives, goals, expectations, anticipations, estimates and intentions, involve known and unknown risks, uncertainties and other factors, which may be beyond our control, and which may cause the actual results, performance or achievements of JAXB or ATBC to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. Neither JAXB nor ATBC undertake to update any forward-looking statements.  In addition, JAXB and ATBC, through their senior management, may from time to time make forward-looking public statements concerning the matters described herein.  Such forward-looking statements are necessarily estimates reflecting the best judgment of such senior management based upon current information and involve a number of risks and uncertainties.

All written or oral forward-looking statements attributable to JAXB and ATBC, respectively, are expressly qualified in their entirety by this cautionary notice, including, without limitation, those risks and uncertainties described in JAXB's and ATBC's respective annual reports on Form 10-K for the year ended December 31, 2009, and otherwise in their respective subsequent SEC reports and filings.

Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, without limitation, the following: unexpected transaction costs, including the costs of integrating operations; the risks that the businesses will not be integrated successfully or that such integration may be more difficult, time-consuming or costly than expected; the potential failure to fully or timely realize expected revenues and revenue synergies, including as the result of revenues following the merger being lower than expected; the risk of deposit and customer attrition; changes in deposit mix; unexpected operating and other costs, which may differ or change from expectations; the risks of customer and employee loss and business disruption, including, without limitation, as the result of difficulties in maintaining relationships with employees; increased competitive pressures and solicitations of customers by competitors; changes in the interest rate environment reducing interest margins; legislation or regulatory changes that adversely affect the business in which the combined company would be engaged; as well as the difficulties and risks inherent with entering new markets.

CONTACT: Jacksonville Bancorp, Inc., Valerie A. Kendall, Chief Financial Officer, +1-904-421-3051; or Atlantic BancGroup, Inc., Barry Chandler, President and Chief Executive Officer, +1-904-247-9494